Exhibit H(9)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 15th day of November, 2010.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select Focused Value Fund, MassMutual Select Fundamental Value Fund, MassMutual Select Mid Cap Growth Equity II Fund, MassMutual Select Overseas Fund, MassMutual Select Small Cap Growth Equity Fund, and MassMutual Select Small Company Value Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to waive management fees of the Funds through April 1, 2012 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Select Fundamental Value Fund
Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L Shares	0.10%
Class A Shares	0.10%
Class N Shares	0.10%

MassMutual Select Focused Value Fund
Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L shares	0.10%
Class A shares	0.10%
Class N shares	0.10%

MassMutual Select Small Company Value Fund
Waiver
Class Z shares	0.08%
Class S shares	0.08%
Class Y shares	0.08%
Class L shares	0.08%
Class A shares	0.08%
Class N shares	0.08%

MassMutual Select Mid Cap Growth Equity II Fund
Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L Shares	0.10%
Class A Shares	0.10%
Class N Shares	0.10%

MassMutual Select Small Cap Growth Equity Fund
Waiver
Class Z shares	0.05%
Class S shares	0.05%
Class Y shares	0.05%
Class L shares	0.05%
Class A shares	0.05%
Class N shares	0.05%

MassMutual Select Overseas Fund
Waiver
Class Z shares	0.25%
Class S shares	0.25%
Class Y shares	0.25%
Class L shares	0.25%
Class A shares	0.25%
Class N shares	0.25%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 15th day of November, 2010.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/S/ ERIC WIETSMA
Eric Wietsma, Senior Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/S/ NICHOLAS PALMERINO
Nicholas Palmerino, CFO and Treasurer